EXHIBIT 10.3

              JOINT VENTURE LETTER AGREEMENT BETWEEN THE COMPANY
                         AND HELMERICH AND PAYNE, INC.


                                                            November 4, 1994

Atwood Oceanics, Inc.
15835 Park Ten Place Drive
P. O. Box 218350
Houston, TX 77218

Attention:  John Irwin, President

      Re:  Platform Drilling Rig 200

Gentlemen:

      This letter will confirm the agreement ("Agreement") of Helmerich & Payne International Drilling Co. ("H&P") and Atwood Oceanics, Inc. ("Atwood") (sometimes individually referred to herein as "Party" and collectively as the "Parties") for the construction, sale and delivery of an offshore platform drilling rig known as Rig 200 (referred to herein as the "Rig").

      On or about August 9, 1994, Atwood Oceanics West Tuna Pty. Ltd. (an Australian corporation owned equally by subsidiaries of H&P and Atwood) entered into a platform drilling rig services contract ("Contract") with Esso Australia Ltd. ("Esso") which, among other things, provides for the operation of a drilling rig on Esso's West Tuna platform located in the Bass Strait, offshore Australia. It is estimated that drilling operations will commence on or about January 1, 1996. As a consequence, H&P and Atwood desire to cause the Rig to be constructed in conformity with the Contract requirements and specifications (attached hereto as Exhibit "A" and incorporated herein by this reference) and to be sold and delivered to Atwood Oceanics West Tuna Pty. Ltd. ("Purchaser") at Barry Beach, Australia as more particularly described in this Agreement.

      1.   Name of Project.   The name of the  project shall be  the "Rig 200"
project ("Project"); provided, however, the business of the Project shall be conducted under the name of H&P.

      2. Term of Project. The term of the project is estimated to be approximately twenty-four (24) months. The Project will terminate on the date on which the construction, sale and delivery of the Rig to the Purchaser and all activities necessary or incidental to the foregoing, including the payment of all expenses, have been completed.

      3. Principal Office. The principal place of business of the Project shall be at H&P's offices, 1579 East 21st Street, Tulsa, Oklahoma, 74114.

      4. Purpose of Project. The Project is formed for the purpose of the construction, sale and delivery of the Rig to Purchaser for its performance of the Contract.



      5. Management. H&P, as manager of the Project ("Project Manager"), shall be responsible for general supervision and management of the business affairs and property of the Project. Except as otherwise provided in this paragraph 5, the Project Manager shall have those powers necessary to cause the construction, sale and delivery of the Rig to Purchaser including, but not limited to, execution and administration of rig fabrication, insurance and transportation contracts, and employment of personnel and professional advisors. As to third parties, any document executed by the Project Manager shall be deemed to be the action of the Project.

      Notwithstanding the foregoing, the Project Manager shall have no power or authority to do, perform or authorize any of the following on behalf of the Project without the consent of all Parties: (i) sell, exchange or otherwise dispose of assets not in the ordinary course of business: (ii) leave or sell the Rig other than as specified in this Agreement; (iii) borrow money on behalf of the Project; and (iv) grant any lien, mortgage, deed of trust or other security arrangement on the property of the Project. Atwood shall have no management rights with regard to the Project and without the prior written consent of the Project Manager, shall not negotiate nor contract with third parties for the provisions of goods or services to the Project.

      6. Ownership Interests. Each Party shall own a 50% interest in the Project including, without limitation, the Rig and the sales proceeds therefrom. To the extent that H&P, as Project Manager, owns or is deemed to own legal title to the Rig or any other assets of the Project, H&P agrees to own, hold and manage such assets for the benefit and in the best interests of the parties.

      7. Payment of Project Costs. All costs and expenses of the Project shall be shared equally by the Parties. The Project Manager shall have a continuing election to (i) receive in advance Atwood's share of total Project costs which the Project Manager estimates will be expended during a period not to exceed 30 days from the date of a written request therefor; or (ii) pay Project costs on behalf of both Parties and receive reimbursement for Atwood's share of such costs. Atwood shall pay its share of all advances and shall reimburse the Project Manager for its share of all costs of the Project within five (5) days from the date of Atwood's receipt of the Project Manager's invoice therefor. H&P shall reimburse Atwood (within five (5) days of H&P's receipt of an invoice therefor) for H&P's share of any Project costs paid by Atwood at the written request of H&P.

      8. Liability and Indemnification. Each Party agrees to assume and indemnify the other Party for its pro rata share of all loss, cost, claims and liability arising out of the Project. Further, neither H&P nor Atwood shall be liable to the Project or to the other for any act or omission taken or suffered by it in connection with the conduct of the business of the Project which it reasonably believed to be in or not opposed to the best interests of the Project and the mutual best interest of the Parties, unless such act or omission constitutes willful misconduct, fraud or gross negligence.

      9. Project Funds. All of the Project's funds shall be maintained in a bank account or bank accounts in such bank oor banks as shall be determined by the Project Manager.
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      10.  Devotion of Time.  During the existence of the Project, the Project
Manager shall devote such time and effort to the Project business and operations as shall be necessary to timely fulfill the purpose of the Project and to promote fully the interest of the Project and the mutual best interest of the Parties. However, each Party (including the Project Manager) shall be free to engage in other business activities and enterprises, including those of the same nature as conducted by the Project.

      11. Capital Contributions. The Parties shall equally contribute the required capital for the Project which is presently estimated to be $25,107,400 as set out in Exhibit "B." The Parties acknowledge that the amount of such required capital is an estimate only and both Parties agree to equally share and pay the actual costs of the Project. Other than the costs of constructing, insuring and transporting the Rig, no additional capital contributions to the Project shall be required or permitted without the consent of the Parties.

      12.   Books and Accounts.   The Project  Manager shall maintain separate
books, records and accounts for the Project.

      13. Sale of Rig. Once constructed, the Rig shall be loaded on an ocean going vessel for transportation and delivery to Purchaser. The sale of the Rig to Purchaser shall be consummated in international waters. Purchaser shall tender to the Parties its originally executed promissory note (in form acceptable to the Parties) as full payment for the Rig. Such note shall be in the principal amount of the actual cost of the Project (which is presently estimated to be $25,107,400) for a term of thirty (30) months with accrued interest at the rate of 11 1/2%. The Purchaser shall pay each Party 50% of the monthly principal and interest installment.

      14. Status of Parties. The rights and obligations of the Parties with respect to the Project are several and not joint or collective. This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between the Parties. In the event that for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the United States Internal Revenue Code of 1986, as amended, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder.

      15. Limitation of Transfer of Interests. The Parties shall not sell, assign, transfer or pledge their interests under this Agreement or in the Project without the prior written consent of the other Party.

      16. Dissolution and Liquidation. Upon dissolution of the Project, the Project Manager shall act as liquidating trustee and immediately proceed to terminate the business of the Project. Upon liquidation of the Project, all creditors of the Project shall be paid and any remaining distributions, if any, shall be shared equally by the Parties.

      17.  Default.   If either Party breaches or fails to  perform any of its
material obligations under this Agreement and shall have received written notice thereof by the other Party and shall not have cured such breach or
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failure  to perform  within fifteen (15)  days of  receipt of  such notice, it
shall  be deemed to  be in default.   In such event,  the non-defaulting Party
shall have such rights and remedies as may be available at law or in equity including the right to seek specific performance or dissolution of the Project.

      18. Governing Law. This Agreement, and the obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

      19.   Successors  and  Assigns.   This  Agreement  and  all  the  terms,
provisions and conditions hereof shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors and assigns.

      20.  Entire  Agreement.   This Agreement contains  the entire  agreement
among the Parties related to the subject matter hereof and all other agreements relative hereto which are not contained herein are terminated.

      21. Further Assurances. Each Party from time-to-time shall do and perform such further acts and execute and deliver such further instruments as may be required or reasonably requested by the other Party to establish, maintain, or protect the respective rights and remedies of the Parties hereto and to carry out and effect the intentions and purposes of this Agreement.

      Please execute and date the counterpart of this Agreement in the space provided and return it to the undersigned.

                                       Yours very truly,

                                       HELMERICH & PAYNE INTERNATIONAL
                                               DRILLING CO.



                                       By /s/ James Bishop
                                              (Vice) President

AGREED AND ACCEPTED
THIS 7TH DAY OF NOVEMBER 1994.

ATWOOD OCEANICS INC.

By /s/ Glen P. Kelley
   (Vice) President
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